Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com.

Federated

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the Proxy Card below at hand.
2) Go to website **www.proxyvote.com**
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the Proxy Card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the Proxy Card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

If you vote by Telephone or Internet, you do not need to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: **X**

<XXXXX>1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

Federated Liberty U.S. Government Money Market Trust

[INSTRUCTION: THE DEFINED TERMS USED IN THE PROPOSAL(S) SHOULD MATCH THE DEFINED TERMS USED IN THE PROXY]

	For	Against	Abstain
Proposal 1. To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Government Reserves Fund (FGRF) would acquire all, or substantially all, of the assets of Federated Liberty U.S. Government Money Market Trust (LIB), in exchange for Class A Shares, Class B Shares, Class C Shares and Class F Shares of FGRF to be distributed pro rata by LIB to its shareholders of Class A Shares, Class B Shares, Class C Shares and Class F Shares, respectively, in a complete liquidation and dissolution of LIB	0	0	0

YOUR VOTE IS IMPORTANT
Please complete, sign and return this card as soon as possible.

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Federated Liberty U.S. Government Money Market Trust

A portfolio of Money Market Obligations Trust

SPECIAL MEETING OF SHAREHOLDERS — Month Day, Year

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Federated Liberty U.S. Government Money Market Trust, a portfolio of Money Market Obligations Trust (the "Trust"), hereby revoking any proxy heretofore given, designate and appoint Kary Moore, Maureen Ferguson, Joseph Kulbacki, Erin Dugan and Kylie Forsyth, as proxies to act at the Special Meeting of Shareholders (the "Special Meeting") to be held on December 8, 2015, at 4000 Ericsson Drive, Warrendale, Pennsylvania, 15086-7561, at 10:00 a.m. (Eastern Time), and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof and the attorneys named in this proxy will vote on such matters in their best judgment.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF [RUSTEES OF THE MONEY MARKET OBLIGATIONS TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.